FOR IMMEDIATE RELEASE
For more information, contact:

MidAmerican Energy Holdings Company:
Sara Schillinger/Ann Thelen
515-281-2785

Constellation Energy:
Robert L. Gould/Debra Larsson
410-470-7433

Constellation Energy – Investor Contacts:
Kevin Hadlock/Janet Mosher
410-470-3647/410-470-1884

MidAmerican and Constellation Energy Receive Early Termination of Hart-Scott-Rodino Act Waiting Period

DES MOINES, Iowa, and BALTIMORE – Nov. 3, 2008 – MidAmerican Energy Holdings Company and Constellation Energy (NYSE: CEG) today announced early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, related to MidAmerican’s proposed merger with Constellation Energy.
“The clearance of the Hart-Scott-Rodino Act is another step forward in achieving the necessary regulatory approvals required to complete this transaction,” said Gregory E. Abel, president and chief executive officer of MidAmerican.
“We are pleased by the decision and will continue to work closely with MidAmerican to obtain regulatory and shareholder approval of the transaction,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy.
On Sept. 19, MidAmerican and Constellation Energy reached a definitive merger agreement in which MidAmerican will purchase all of the outstanding shares of

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Constellation Energy for a cash consideration of approximately $4.7 billion, or $26.50 per share. In addition, MidAmerican provided an immediate $1 billion cash infusion to Constellation Energy through the purchase of preferred equity. The definitive agreement has been approved by both companies’ boards of directors and is subject to, among other things, shareholder and customary federal and state regulatory approvals. Information about the transaction is available at www.constellationmidamerican.com.

About Constellation Energy

Constellation Energy (http://constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

About MidAmerican Energy Holdings Company

MidAmerican Energy Holdings Company, based in Des Moines, Iowa, is a global provider of energy services. Through its energy-related business platforms, MidAmerican provides electric and natural gas service to more than 6.9 million customers worldwide. These business platforms are Pacific Power, Rocky Mountain Power and PacifiCorp Energy, which comprise PacifiCorp; MidAmerican Energy Company; CE Electric UK; Northern Natural Gas Company; Kern River Gas Transmission Company; and CalEnergy. Information about MidAmerican is available at www.midamerican.com.

Forward-Looking Statements and Additional Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation Energy and MidAmerican Energy Holdings Company and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements.

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Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally beyond the control of Constellation Energy and MidAmerican. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation Energy’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected time frame or at all; transaction costs; economic conditions; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K for the year ended Dec. 31, 2007, filed with the Securities and Exchange Commission and in the proxy statement Constellation Energy has filed with the Securities and Exchange Commission and intends to mail to its shareholders with respect to the proposed transaction, each of which are available at the Securities and Exchange Commission’s Web site (www.sec.gov) at no charge.

This communication is being made in respect of the proposed merger transaction involving Constellation Energy and MidAmerican Energy Holdings Company. In connection with the proposed transaction, Constellation Energy has filed with the Securities and Exchange Commission a preliminary proxy statement and will mail a definitive proxy statement to its shareholders. Shareholders are encouraged to read the definitive proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican Energy Holdings Company and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Constellation Energy per the investor relations contact information below.

Constellation Energy, MidAmerican Energy Holdings Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Constellation Energy’s directors and executive officers is available in Constellation Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2007, and

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Constellation Energy’s notice of annual meeting and proxy statement for its most recent annual meeting, which were filed with the Securities and Exchange Commission Feb. 27, 2008, and April 29, 2008, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and other relevant materials filed or to be filed with the Securities and Exchange Commission.

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